As filed with the Securities and Exchange Commission on November 19, 1998
                              Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                             --------------------



                                COTELLIGENT, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                             94-3173918
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)_______________________ Identification Number)



                              101 California Street

                                   Suite 2050

                             San Francisco, CA 94111

                                 (415) 439-6400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)



                               --------------------

                                COTELLIGENT, INC.
                          1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                               ---------------------

                                James R. Lavelle
                Chairman of the Board and Chief Executive Officer
                                Cotelligent, Inc.
                        101 California Street, Suite 2050
                             San Francisco, CA 94111
                                 (415) 439-6400
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   Copies to:

David Pollak, Esq.                          Daniel E. Jackson, Esq.
Morgan, Lewis & Bockius LLP                 Cotelligent, Inc.
101 Park Avenue                             101 California Street, Suite 2050
New York, New York  10178                   San Francisco, California  94111
(212) 309-6000                              (415) 439-6400



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NY03/67523.2



                                                   CALCULATION OF REGISTRATION FEE (1)

                                                                   Proposed                Proposed
                                                                    Maximum                 Maximum            Amount of
 Title of Each Class of Securities to      Amount to be            Offering           Aggregate Offering      Registration
             be Registered                Registered (2)        Price Per Share              Price               Fee(5)
------------------------------------------------------------------------------------ -----------------------------------------
Common Stock, par value $0.01 per              5,200 shares       $15.9375(3)           $       82,875       $      23.04
share                                          6,000 shares       $14.125(3)            $       84,750       $      23.56
                                               1,500 shares       $14.375(3)            $       21,563       $       5.99
                                               4,000 shares       $14.875(3)            $       59,500       $      16.54
                                                 500 shares        $15.75(3)            $        7,875       $       2.19
                                               3,000 shares        $17.9375(3)           $      53,813       $      14.96
                                             525,000 shares        $12.75(3)            $    6,693,750       $   1,860.86
                                              37,500 shares        $12.50(3)            $      468,750       $     130.31
                                              11,801 shares        $16.25(3)            $      191,766       $      53.31
                                              56,500 shares        $17.50(3)            $      988,750       $     274.87
                                               8,390 shares        $18.25(3)            $      153,118       $      42.57
                                               1,500 shares       $16.625(3)            $       24,938       $       6.93
                                           1,310,533 shares        $18.75(4)            $   24,572,493       $   6,831.15
==================================================================================== =========================================
                 Total                     1,971,424 shares                                                  $   9,286.28
==================================================================================== =========================================




(1) This Registration Statement is also deemed, pursuant to Instruction E to Form S-8, to relate to 689,467 shares previously registered on Form S-8 (File No. 33-3388) in connection with a predecessor plan, with respect to which a fee of $3,239.05 has been paid.

(2) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Cotelligent, Inc. 1998 Long-Term Incentive Plan.

(3) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(4) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for November 12, 1998.

(5) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, (the Securities Act") as follows: Proposed Maximum Offering Price per share multiplied by .000278.

                                EXPLANATORY NOTE

         A total of 2,471,952 shares of Common Stock of Cotelligent, Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 33-3388, to be issued in connection with the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"). On September 9, 1998, the shareholders of the Company approved the 1998 Long-Term Incentive Plan (the "1998 Plan"), which replaces the 1995 Plan. Both the 1998 Plan and the 1995 Plan are long term incentive plans. Six-hundred-eighty-nine-thousand-four-hundred and sixty-seven (689,467) shares of common stock of the Company which were registered in connection with the 1995 Plan have not been issued under the 1995 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of Securities and Exchange Commission set forth at pages 109-110 of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by this Registration Statement on Form S-8 in connection with the 1998 Plan.

NY03/67523.2

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee Plan Annual Information.*


         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Introductory Note to
         Part I of Form S-8.



NY03/67523.2
                                       I-1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company, a Delaware corporation, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed with the Commission on June 25,1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

         (d)      The Company's  Current Report on Form 8-K (dated  September 3,
                  1998), filed with the Commission on September 8, 1998.

         (e) The Company's Registration Statement on Form S-4 for the registration of 4,000,000 shares of Common Stock, filed with the Commission on May 29, 1998.

         (f) The description of the Company's Common Stock, contained in the Registration Statement on Form 8-A as filed with the Commission on February 18, 1998.

         In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

         The consolidated financial statements of the Company included in the Company's Annual Report on Form 10- K for the fiscal year ended March 31, 1998 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 28, 1998, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Future financial statements of the company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.



NY03/67523.2
                                      II-1

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Amended and Restated Bylaws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, ("DGCL") indemnify its officers and directors as permitted pursuant thereto.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         Article Seven of the Company's Amended and Restated Certificate of Incorporation, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit. The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration.

         Not applicable.

Item 8.     Exhibits.

    Exhibit       Description

    4.1           Amended and Restated Certificate of Incorporation of the
                  Company.

    4.2           Amended and Restated By-Laws of the Company.

    4.3 Cotelligent, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company's Proxy Statement filed with the Commission on July 31, 1998).


NY03/67523.2
                                      II-2

    5             Opinion of Morgan, Lewis & Bockius LLP.

    23.1          Consent of Arthur Andersen LLP.

    23.2          Consent of Morgan, Lewis & Bockius LLP(included in Exhibit 5).

    24            Powers of Attorney (included on signature pages hereof).





NY03/67523.2
                                      II-3

Item 9.     Undertakings

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this
                  Registration Statement or any material change to such information in the Registration Statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as ex pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

NY03/67523.2
                                      II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on November 19, 1998.

                                                     COTELLIGENT, INC.


                                        By:___________________________________
                                           James R. Lavelle
                                           Chairman of the Board and Chief
                                             Executive Officer

                                                POWERS OF ATTORNEY

         Each person whose signature appears below hereby authorizes, appoints and constitutes James R. Lavelle, Michael L. Evans, Daniel E. Jackson, and Herbert D. Montgomery each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign and file any and all amendments to this report with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                    Date

/S/ James R. Lavelle
_____________________                        Chairman of the Board and                  November  19, 1998
James R. Lavelle                             Chief Executive Officer
                                             (Principal Executive Officer)


/S/ Edward E. Faber
_____________________                        Vice Chairman of the Board                 November  19, 1998
Edward E. Faber

/S/ Michael L. Evans
_____________________                        President and Chief Operating Officer      November  19, 1998
Michael L. Evans                                     and Director


/S/ Herbert D. Montgomery
_____________________                        Senior Vice President,                     November  19, 1998
Herbert D. Montgomery                        Chief Financial Officer and Treasurer
                                             (Principal Financial Officer)



/S/ Curtis J. Parker
_____________________                        Vice President, Chief Accounting Officer   November  19, 1998
Curtis J. Parker                             (Principal Accounting Officer)

NY03/67523.2
                                                       II-5







_____________________                        Director                                   November    , 1998
Daniel M. Beals


/S/ Jeffery J. Bernardis
_____________________                        Director                                   November  19, 1998
Jeffery J. Bernardis


/S/ Anthony M. Frank
_____________________                        Director                                   November  19, 1998
Anthony M. Frank


/S/ B. Tom Green
_____________________                        Director                                   November  19, 1998
B. Tom Green



_____________________                        Director                                   November    , 1998
Harvey L. Poppel


/S/ Susan E. Trice
_____________________                        Director                                   November  19, 1998
Susan E. Trice



NY03/67523.2
                                      II-6

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


                                  Exhibit Index


Exhibit           Description


      4.1         Amended and Restated Certificate of Incorporation of the Company.

      4.2         Amended and Restated By-Laws of the Company.

      4.3         Cotelligent, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the
                  Company's Proxy Statement filed with the Commission on July 31, 1998).

      5           Opinion of Morgan, Lewis & Bockius LLP.

      23.1        Consent of Arthur Andersen LLP.

      23.2        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

      24          Powers of Attorney (included on signature pages hereof).

NY03/67523.2



                                      II-7

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